Exhibit 99.1

Thorne HealthTech and Mitsui Announce Thorne Asia Joint Venture

Thorne Asia will drive awareness and growth of healthy aging products

Joint venture is well-positioned to capitalize on unmet market needs with offering that includes diagnostics, analytics and supplements to support healthy aging

NEW YORK, NEW YORK January 13, 2022 – Thorne HealthTech, Inc. (“Thorne HealthTech” or “Thorne”) (NASDAQ:THRN), a leader in developing innovative solutions for a personalized approach to health and wellbeing, today announced it has agreed to form a joint venture with Mitsui & Co., Ltd. (“Mitsui”) called Thorne HealthTech Asia Pte. Ltd. (“Thorne Asia”). Thorne Asia will drive awareness of, and expand access to, Thorne’s leading innovative solutions and personalized approaches to address health and wellbeing across Asia. Thorne Asia will promote and provide Thorne’s diagnostics, analytics, and supplement offerings online, as well as through medical and retail providers, and utilize Mitsui’s business professional healthcare and consumer retail expertise and relationships in the region.

“Asia has become one of the fastest growing regions for Thorne, with interest and demand continuing to increase,” said Thorne HealthTech CEO, Paul Jacobson. “By partnering with Mitsui, we now have access to an extensive in-market business network that will enable us to expand Thorne’s innovative products and services.”

This new joint venture seeks to empower people in Asia to optimize their health through advanced diagnostics and analytics, clinical education and high quality nutritional supplements. As an extension of Thorne HealthTech’s mission, Thorne Asia is committed to enabling healthy aging and filling a critical regional need as chronic health conditions remain prevalent in Asia.

“We see significant growth potential for Thorne Asia, with an established and strong interest in Thorne’s innovative and science-backed products and services by many of our Asian customers and partners in the health and wellness segment,” said Toshitaka Inuzuka, General Manager, NutriScience Division, at Mitsui. “We look forward to leveraging our assets and relationships to support Thorne Asia, which has the ideal product portfolio to address the growing demand for health science and wellness in Asia.”

Mitsui has been a long-term partner and investor in Thorne HealthTech and looks to drive business development efforts to maximize Thorne Asia’s potential and accelerate sales in the region. This partnership highlights Mitsui’s strategic focus on “Healthcare/Nutrition” and the Asian market.

About Thorne

Thorne HealthTech is a leader in developing innovative solutions for a personalized approach to health and wellbeing. Thorne HealthTech is a science-driven wellness company that is utilizing testing and data to create improved product efficacy and deliver personalized solutions to consumers, health professionals, and corporations. Thorne HealthTech’s unique, vertically integrated brands, Thorne and Onegevity, provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime.

About Mitsui

Mitsui & Co., Ltd. (8031: JP) is a global trading and investment company with a diversified business portfolio that spans approximately 63 countries in the world. Mitsui has built a strong and diverse core business portfolio covering the Mineral and Metal Resources, Energy, Machinery and Infrastructure, and Chemicals industries. Leveraging its strengths, Mitsui has further diversified beyond its core profit pillars to create multifaceted value in new areas, including innovative Energy Solutions, Healthcare & Nutrition and through a strategic focus on high-growth Asian markets. Mitsui has a long heritage in Asia, where it has established a diverse and strategic portfolio of businesses and partners that gives it a strong differentiating edge, provides exceptional access for all global partners to the world’s fastest growing region and strengthens its international portfolio.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the anticipated launch date of Thorne Asia and Thorne Asia’s ability to expand Thorne HealthTech’s business in the Asian markets. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the parties’ control, include risks described in the section entitled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission on Forms 10-K and 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Thorne HealthTech disclaims any obligation to update these forward-looking statements.

CONTACTS

Investor Relations

Danielle O’Brien, Senior Vice President, Edelman for Thorne

thorneIR@edelman.com

Media

Isabella Wiltse, Vice President, Edelman for Thorne

thornemedia@edelman.com

Satoshi Yoshida, General Manager, Wellness Dept., NutriScience Division, Mitsui & Co., Ltd.

Sato.yoshida@mitsui.com